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                                                                    Exhibit 6(i)


                         CERTIFICATE OF INCORPORATION
                                      OF
                           GOTHIC ENERGY NEWCO, INC.



     FIRST.   The name of the corporation (herein referred to as the
"Corporation") is Gothic Energy Newco, Inc.

     SECOND. The address of the registered office of the Corporation in the State of Oklahoma is Corporation Service Company. The name of its registered agent at such address is Corporation Service Company, 115 Southwest 89th Street, Oklahoma City, Oklahoma 73139-8511.

     THIRD.   The purposes of the Corporation are:

          To engage in, promote, conduct, and carry on any lawful acts or activities for which corporations may be organized under the General Corporation Law of the State of Oklahoma.

     FOURTH. The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is One Hundred Million Five Hundred Thousand (100,500,000) shares, of which One Hundred Million (100,000,000) shares, of a par value of $.01 per share, shall be designated "Common Stock," and Five Hundred Thousand (500,000) shares, of a par value of $.05 per share, shall be designated "Preferred Stock."

          A. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Oklahoma, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

          The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:
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               (a) The number of shares constituting that series and the
distinctive designation of that series;

               (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

               (c) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

               (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

               (h) Any other relative rights, preferences and limitations of that series.

               Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the common shares with respect to the same dividend period.

               If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable
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with respect thereto.

          B. No holder of shares of the Corporation of any class or series, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase, or receive any shares of stock of the Corporation of any class or series, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold, or offered for sale by the Corporation.

     FIFTH.  The name and mailing address of the sole incorporator is:  William
S. Clarke, Esquire, 5 Independence Way, Princeton, New Jersey 08540.

     SIXTH.  The Corporation is to have perpetual existence.

     SEVENTH. The private property or assets of the shareholders of the Corporation shall not to any extent whatsoever be subject to the payment of the debts of the Corporation.

     EIGHTH. The number of directors of the Corporation shall be such number as from time to time shall be fixed by, or in the manner provided in, the Bylaws of the Corporation. None of the directors need be a shareholder or a resident of the State of Oklahoma.

     NINTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating powers of the Corporation and its directors and shareholders:

               (a) The Board of Directors shall have the power to adopt, amend or repeal By-Laws of the Corporation.

               (b) Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

               (c) The Board of Directors shall have the power to adopt from time to time By-law provisions with respect to indemnification of directors, officers, employees, agents, and other persons as it shall deem expedient and in the best interests of the Corporation and to the extent permitted by law.

     TENTH. The books of the Corporation may be kept outside the State of Oklahoma at such place or places as may be designated from time to time by the Board
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of Directors or in the Bylaws of the Corporation, subject to any provision contained in the statutes.

     ELEVENTH. The Corporation reserves the right to amend, alter, change, or repeal any provisions herein contained, in the manner now or hereafter prescribed by statute, and all rights, powers, privileges, and discretionary authority granted or conferred herein upon shareholders or directors are granted subject to this reservation.

     TWELFTH. A Director of the Corporation shall have no personal liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director; provided, however, this Article shall not eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section l053 of the General Corporation Law of the State of Oklahoma; or (iv) for any transaction from which the Director derived an improper personal benefit.

          The undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Oklahoma, does make this Certificate of Incorporation, hereby declaring, affirming, acknowledging, and certifying, under penalties of perjury, that this is the act and deed of the undersigned and that the facts stated herein are true, and accordingly has hereunto set his hand this 10th day of October, 1996.


                              Sole Incorporator



                              /s/ William S. Clarke
                              --------------------------------------------
                              William S. Clarke, Esquire